Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated June 27, 2008 relating to the financial statements, which appears in James Hardie Industries SE’s (formerly James Hardie Industries N.V) Annual Report on Form 20-F for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
February 16, 2010